EXHIBIT 21.1

WORLDCORP, INC. AND CONSOLIDATED SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT




Name                                                      Jurisdiction

World Airways Cargo, Inc.                                   Delaware

WorldCorp Investments, Inc.                                 Delaware